UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 30, 2005

HARVARD BIOSCIENCE, INC.

(Exact name of registrant as specified in charter)

Delaware	000-31923	04-3306140
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

84 October Hill Road, Holliston, MA  01746
(Address of Principal Executive Offices)  (Zip Code)

(508) 893-9989
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 30, 2005, Harvard Bioscience, Inc.  (the “Company”) entered into a three-year lease agreement with Seven October Hill, LLC for the Company’s headquarters, office, light manufacturing and warehouse space in Holliston, Massachusetts.  The lease, which commences on March 1, 2006 and comprises approximately 40,250 square feet, has a base monthly rent of $21,290.63 plus operating expenses and taxes.  The lease agreement contains a two-year renewal option, at a base monthly rent of $23,193.71 plus operating expenses and taxes, which is exercisable by the Company at any time not later than twelve months prior to expiration of the lease agreement.  Additionally, the lease agreement contains an expansion option for the Company to lease an additional 3,500 square feet, at a base monthly rent of $1,968.75, which is exercisable by the Company prior to February 1, 2006.

The foregoing summary is qualified in its entirety by reference to the lease agreement, which is filed as Exhibit 99.1 to this Form 8-K and incorporated by reference.

Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit No.	Description

99.1	Lease Agreement Between Seven October Hill, LLC and Harvard Bioscience, Inc. dated December 30, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVARD BIOSCIENCE, INC.

Date: January 4, 2006	By:	/s/ Bryce Chicoyne
Bryce Chicoyne
Chief Financial Officer